--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  GENCORP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To the Shareholders of                                         February 14, 1996

            GenCorp Inc.:                                    Fairlawn, Ohio

    The Annual Meeting of Shareholders of GENCORP INC. (the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, on March 27, 1996 at 9 o'clock a.m. to consider and act on the following matters:

          1. Election of Directors to serve a term of three years. (page 2)

          2. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors to audit the books of account and other corporate records of the Company for 1996. (page 20)

          3. Such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 12, 1996 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.

    THE COMPANY HAS A GREAT NUMBER OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WHO OWN FEWER THAN 100 SHARES. WHETHER YOU OWN ONE SHARE OR HUNDREDS OF SHARES, YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION WILL ENABLE THE COMPANY TO AVOID ADDITIONAL EXPENSE AND DELAY. A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By order of the Board of Directors,
                                            EDWARD R. DYE, Secretary

                                 ANNUAL MEETING

                                       OF

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                                PROXY STATEMENT

                                                               February 14, 1996

  This Proxy Statement is being mailed to shareholders beginning approximately February 14, 1996 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the Annual Meeting of Shareholders of the Company which is to be held on March 27, 1996 at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

  If the accompanying form of proxy is signed, dated and returned, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other written instruction is not received by the Company will not be voted. The presence of a shareholder at the meeting does not revoke any proxy previously given. A shareholder, without affecting any vote previously taken, may revoke his or her proxy by giving notice to the Company in writing or in open meeting.

  Shares held for the accounts of shareholders participating in the Company's automatic Dividend Reinvestment Service will be voted in accordance with the proxies returned by the participants to the Company in respect of the underlying shares which the participants hold of record. If such proxies are not returned by the participants to the Company, the participants' Dividend Reinvestment Service shares will not be voted.

  The Trustees for the Company's savings and profit sharing plans, Mellon Bank N.A. and Royal Trust Corporation of Canada, and the GenCorp Trustee for the Company's Stock Incentive Compensation Plan, will each vote any shares held for participants' accounts in accordance with the confidential voting instructions returned by the participants to the Trustees, c/o the Company. If such confidential voting instructions are not returned, the participants' shares will be voted by the Trustees in accordance with the instructions of the Benefits Management Committee for the plans.

  A copy of the Company's 1995 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

  At the close of business on February 12, 1996, there were 33,408,583 outstanding shares of Common Stock and no outstanding shares of Cumulative Preference Stock of the Company. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the February 12, 1996 record date.

                      NOMINATION AND ELECTION OF DIRECTORS

  The Company's Code of Regulations provides for a Board of not less than seven nor more than seventeen directors, and authorizes the Board to determine from time to time the number of directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. Additionally, the Company's Articles of Incorporation require that the Board of Directors be divided into three classes having staggered terms.

  Mr. A. William Reynolds and Mrs. Jewel Lafontant-Mankarious retired from the Board in March 1995. The Board decided not to fill the resulting vacancies at that time, and reduced the number of directors constituting the Board from eleven to nine. During 1995, Mr. William K. Hall and Mr. Charles A. Corry were appointed to the Board, and the number of directors constituting the Board was increased to eleven. The Board has set the number of directors to be elected at this Annual Meeting at four and recommends that its four nominees named below be elected to serve for a three-year term expiring at the 1999 Annual Meeting.

  Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast. Votes cast for a nominee will be counted in favor of election. Withhold votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the Board's four nominees. Proxies cannot be voted for a greater number of persons than the number of directors set by the Board for election. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee's place and stead. It is not anticipated that any nominee will be unavailable for election.

  The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 12, 1996 record date for each nominee for director.

  The information set forth below is given as of December 31, 1995 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

NOMINEES FOR ELECTION AT THIS MEETING TO THREE-YEAR TERMS EXPIRING IN 1999:

CHARLES A. CORRY
Director since July 1995

Chairman of the Executive Committee of USX Corporation, Pittsburgh, PA (producer of energy and metal products). Chairman and Chief Executive Officer of USX from 1989 until retirement in June 1995 (President and a Director since February
1988); previously President of the U.S. Diversified Group of USX from January 1987 to February 1988. Director, Mellon Bank Corporation and Mellon Bank, N.A., Pittsburgh, PA. Member of the Finance, Nominating & Corporate Governance, Organization & Compensation, and the Executive Committees of the Board. Age 63.

WILLIAM K. HALL
Director since May 1995

President and Chief Executive Officer of Eagle Industries, Inc., Chicago, IL (diversified manufacturing company) since 1988; also, President and Chief Executive Officer of Falcon Building Products, Inc., Chicago, IL (manufacturer of building products; 70% owned by Eagle Industries) since 1994; Director of Great American Management and Investment, Inc., Chicago, IL; Huffy Corporation, Dayton, OH; and A. M. Castle & Co., Franklin Park, IL. Member of the Finance and the Organization & Compensation Committees of the Board. Age 52.

DR. ROBERT K. JAEDICKE
Director since 1990

Professor of Accounting at the Graduate School of Business, Stanford University, Stanford, CA since 1961 (formerly served as Dean of the Graduate School of Business from 1983 until September 1990). Director of Boise Cascade Corporation, Boise, ID; Homestake Mining Co., San Francisco, CA; Enron Corporation, Houston, TX; Wells Fargo & Co., San Francisco, CA; California Water Services Company, San Jose, CA, and State Farm Insurance Companies, Bloomington, IL. Chairman of the Audit Committee and member of the Finance and the Government Affairs & Environmental Issues Committees of the Board. Age 67.

ROBERT D. KUNISCH
Director since 1992

Chairman of the Board since 1989, Chief Executive Officer since 1988 and President since 1984 of PHH Corporation, Hunt Valley, MD (a transnational business services company). Director of CSX Corporation, Richmond, VA and Mercantile Bankshares, Baltimore, MD. Member of the Audit, Organization & Compensation and the Executive Committees of the Board. Age 54.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1997:

JAMES M. OSTERHOFF
Director since 1990

Executive Vice President and Chief Financial Officer of US WEST Inc., Englewood, CO (communications company) from December 1991 until retirement August 31, 1995. Previously Vice President, Chief Financial Officer of Digital Equipment Corporation, Maynard, MA (computer systems, software and services company). Director of Financial Security Assurance Holdings Ltd., New York, NY. Chairman of the Finance Committee and Member of the Audit and the Government Affairs & Environmental Issues Committees of the Board. Age 59.

PAUL J. PHOENIX
Director since 1990

Chairman and Chief Executive Officer of Dofasco Inc., Hamilton, Ontario, Canada (steel manufacturing company) from 1990 until retirement May 1, 1992. President, Chief Executive Officer and Chief Operating Officer from 1987 until 1990. Director of The Bank of Nova Scotia, Nova Scotia, Canada; Mutual Life of Canada, Waterloo, Ontario, Canada; Montreal Trust Co., Montreal, Quebec, Canada and Boise Cascade Corporation, Boise, ID. Chairman of the Organization & Compensation Committee and member of the Finance and the Nominating & Corporate Governance Committees of the Board. Age 68.

JAMES R. STOVER
Director since 1987

Chairman of the Board and Chief Executive Officer of Eaton Corporation, Cleveland, OH (manufacturer of electronic, avionic and transportation products) from 1986 until retirement January 1, 1992 (President and Chief Operating Officer from 1979 until 1986). Chairman of the Nominating & Corporate Governance Committee and member of the Organization & Compensation and the Executive Committees of the Board. Age 69.

JOHN B. YASINSKY
Director since 1993

Chairman of the Board since March 1995 and Chief Executive Officer and President of the Company since July 1, 1994. A Director of the Company since November 1993 (and President and Chief Operating Officer from November 1993 until July 1994). Previously Group President, Westinghouse Electric Corporation, Pittsburgh, PA (power generation and electrical equipment manufacturing company) since February 1993; President, Westinghouse Power Systems from 1990 to 1993; Executive Vice President, World Resources and Technology from 1989 to 1990. Director of CMS Energy Corporation, Dearborn, MI and Consumers Power Company, Jackson, MI. Chairman of the Executive Committee of the Board. Age 56.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998:

GEN. PAUL X. KELLEY
Director since 1989

Vice Chairman for Corporate Strategy of Cassidy and Associates, Inc., Washington, D.C. (government and public relations firm) since January 1990 (Vice President from January 1989 until January 1990). Commandant of the United States Marine Corps from 1983 until retirement in June 1987. Director of Allied Signal Inc., Morristown, NJ; PHH Corporation, Hunt Valley, MD; The Wackenhut Corporation, Coral Gables, FL; Sturm, Ruger and Co., Inc., Southport, CT; UST, Inc., Greenwich, CT; Saul Centers, Inc., Chevy Chase, MD and London Insurance Group and London Life, London, Ontario, Canada. Chairman of the Government Affairs & Environmental Issues Committee and member of the Audit and the Nominating & Corporate Governance Committees of the Board. Age 67.

DIANE E. MCGARRY
Director since 1995

Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada (a manufacturer of copiers and electronic office equipment) since October 1993; previously Director, Sales Operations for the United Kingdom for Rank Xerox, a joint venture between Xerox and the Rank Organization from 1991 to 1993; Executive Assistant to the Chairman and Chief Executive Officer of Xerox from February 1990 to 1991; Vice President and Region Manager for the Eastern (U.S.) Coastal Region for Xerox Corporation from 1988 to 1990. Member of the Audit and the Government Affairs & Environmental Issues Committees of the Board. Age 46.

DR. R. BYRON PIPES
Director since 1993

President of Rensselaer Polytechnic Institute, Troy, NY since July 1993. Provost of the University of Delaware from 1991 until July 1993 and Dean of the College of Engineering from 1985 until July 1993. Member of the Nominating & Corporate Governance, Government Affairs & Environmental Issues and the Executive Committees of the Board. Age 54.

               HOLDINGS OF SHARES OF THE COMPANY'S CAPITAL STOCK

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists share ownership of the Company's Common Stock by directors and executive officers of the Company as of February 1, 1996. Unless otherwise indicated, share ownership is direct.

                                                                                PERCENT
                                                           AMOUNT OF              OF
                BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP      CLASS(3)
----------------------------------------------------------------------------------------
Charles A. Corry                                               2,500                --
William K. Hall                                                3,025                --
Robert K. Jaedicke                                             1,249                --
Paul X. Kelley                                                 2,115                --
Robert D. Kunisch                                              2,049                --
Diane E. McGarry                                               1,049                --
James M. Osterhoff                                             3,523                --
Paul J. Phoenix                                                2,049                --
R. Byron Pipes                                                 1,249                --
James R. Stover                                                2,549                --
John B. Yasinsky                                             207,767(1)(2)          --
Roger I. Ramseier                                             71,382(1)(2)          --
Marvin L. Isles                                               89,397(1)(2)          --
William E. Bachman                                            81,176(1)(2)          --
D. Michael Steuert                                            85,065(1)(2)          --
All directors and executive officers as a group            1,006,897(1)(2)        3.01%
  (30 persons)

---------------

(1) Includes shares subject to stock options which may be exercised within 60 days of February 1, 1996 as follows: Mr. Yasinsky, 187,500 shares; Mr. Isles, 55,500 shares; Mr. Ramseier, 54,750 shares; Mr. Bachman, 54,750 shares; Mr. Steuert, 45,625 shares, and all executive officers as a group, 664,575 shares. Nonemployee directors do not participate in the Company's stock option plan.

(2) Includes the approximate number of shares credited to the individual's account as of February 1, 1996 under the GenCorp Profit Sharing Retirement and Savings Plan, a savings plan for salaried employees sponsored by the Company prior to September 1989, under the GenCorp Retirement Savings Plan since September 1989, and where applicable, under the GenCorp Stock Incentive Compensation Plan.

(3) No individual director, nominee for director or executive officer beneficially owns more than 1% of the Company's Common Stock.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership of GenCorp equity securities and certain benefit plan interests with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges and to furnish to the Company copies of all Section 16(a) forms which they file. Based upon its review of copies of Section 16(a) forms received by it, or written representations received from certain reporting persons, the Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements for fiscal 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the 33,408,583 shares of the Company's Common Stock outstanding as of February 1, 1996. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

                                                          SHARES
                                                       BENEFICIALLY       PERCENT
                BENEFICIAL OWNER                          OWNED           OF CLASS
----------------------------------------------------------------------------------
GenCorp employee savings plans                           6,825,084          20.43%(1)
  175 Ghent Road
  Fairlawn, OH 44333
Mario J. Gabelli/Gabelli Funds Inc.                      4,320,442          12.93%(2)
  One Corporate Center
  Rye, NY 10580
OTR, Nominee name for                                    1,949,600           5.84%(3)
  The State Teachers Retirement Board of Ohio
  275 East Broad Street
  Columbus, OH 43215
The Prudential Insurance Company of America              1,856,685           5.56%(4)
  Prudential Plaza
  Newark, NJ 07102

---------------

(1) Shares held at February 1, 1996 by the Trustee for the plans, Mellon Bank, included 1,028,896 shares held for the GenCorp Profit Sharing Retirement and Savings Plan, and 5,796,188 shares held for the GenCorp Retirement Savings Plan. Shares are voted by the Trustee in accordance with instructions of the participating employees to whose accounts such shares are allocated, except that shares for which no employee instructions are received and shares held for the plans which have not been allocated to participants' accounts are voted by the Trustee in accordance with instructions of the Benefits Management Committee ("Committee") for the plans. The Committee presently consists of four persons, all of whom are officers of the Company.

(2) Mario J. Gabelli, directly as to 4,559 shares and through and shared with various entities within Gabelli Funds Inc. as to the balance of the shares, has investment discretion with respect to all shares, sole voting authority with respect to 4,036,442 shares and no voting authority with respect to 284,000 shares, according to Amendment No. 17 to Schedule 13D dated January 5, 1996 and filed with the Securities and Exchange Commission. The foregoing ownership interests include 589,259 shares which would be receivable by entities within Gabelli Funds Inc. upon conversion of GenCorp Convertible Subordinated Debentures held by such persons according to the January 5, 1996 amendment to Schedule 13D.

(3) OTR has sole voting power and sole dispositive power with respect to all 1,949,600 shares as reported in a Schedule 13G dated January 31, 1996 and filed with the Securities and Exchange Commission.

(4) Prudential reported that it had sole voting and dispositive authority with respect to 933,390 shares and shared voting and dispositive authority with respect to 923,295 shares in a Schedule 13G dated February 13, 1995 and filed with the Securities and Exchange Commission.


                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

MEETINGS OF THE BOARD

  The Company's Board of Directors held six meetings during the 1995 fiscal year. Due to a death in the family, Ms. Diane McGarry attended fewer than 75% of the total number of meetings of the Board and the committees on which she served during fiscal 1995.

ORGANIZATION & COMPENSATION COMMITTEE

  The Organization & Compensation Committee reviews periodically the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the Chief Executive Officer; monitors executive development and succession planning, reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company's employee benefit, savings and retirement plans and reports thereon to the Board; administers the Company's incentive and deferred compensation plans; and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-directors, officers, and principal executives of the Company. Six meetings were held in 1995. Additional information regarding the Organization & Compensation Committee begins on page 15.

AUDIT COMMITTEE

  The Audit Committee reviews and evaluates the scope of the audits to be performed, the adequacy of services performed by, and the fees and compensation of the independent auditors and receives and reviews a report from the independent auditors prior to the publication of the audited financial statements; considers and recommends to the Board of Directors the selection of the independent auditors to examine the consolidated financial statements of the Company for the next year; reviews and evaluates the scope and appropriateness of the Company's internal audit programs and plans and its system of internal control; reviews and evaluates the appropriateness of the Company's accounting principles and practices and financial reporting and receives periodic reports from the Internal Audit and Law Departments on a number of matters, including compliance with the Company's Policy on Legal and Ethical Conduct. Four meetings were held in 1995. Members of the Audit Committee are: Robert K. Jaedicke, Chairman, Paul X. Kelley, Robert D. Kunisch, Diane E. McGarry and James M. Osterhoff.

EXECUTIVE COMMITTEE

  During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. The Executive Committee held one meeting during 1995. Members of the Executive Committee are:
John B. Yasinsky, Chairman, Charles A. Corry, Robert D. Kunisch, R. Byron Pipes and James R. Stover.

FINANCE COMMITTEE

  The Finance Committee makes recommendations to the Board in regard to planning of the Company with respect to its capital structure and raising of its long-term capital and with regard to dividend action of the Company; reviews the performance and management of the Company's employee benefit funds; and makes recommendations to the Board in regard to contributions to any pension plan, profit sharing, retirement or savings plan of the Company, or any proposed changes in the funding method or interest assumption or in amortization of liabilities in connection with funding any such plan. Five meetings were held in 1995. Members of the Finance Committee are: James M. Osterhoff, Chairman, Charles A. Corry, William K. Hall, Robert K. Jaedicke and Paul J. Phoenix.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

  The Nominating & Corporate Governance Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of directors, the composition of the Board, structure and function of Board committees, retirement policies and compensation and benefits of directors; recommends to the Board qualified candidates to serve as directors of the Company and aids in attracting qualified candidates to the Board; considers and makes recommendations to the Board concerning director nominations submitted by shareholders. To be considered for election at an Annual Meeting, shareholder nominations must be accompanied by the written consent of each such nominee and must be mailed to the Nominating & Corporate Governance Committee, 175 Ghent Road, Fairlawn, Ohio 44333, Attention: Secretary, and received by the Secretary no later than the December 1 immediately preceding the date of the annual meeting at which the nominee is to be considered for election. Five meetings were held during 1995. Members of the Nominating & Corporate Governance Committee are: James R. Stover, Chairman, Charles A. Corry, Paul X. Kelley, Paul
J. Phoenix and R. Byron Pipes.

GOVERNMENT AFFAIRS & ENVIRONMENTAL ISSUES COMMITTEE

  The Government Affairs & Environmental Issues Committee periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments which may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company's response thereto; periodically reviews and advises the Board regarding the status of the Company's environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. Three meetings were held during 1995. Members of the Government Affairs & Environmental Issues Committee are: Paul X. Kelley, Chairman, Robert
K. Jaedicke, Diane E. McGarry, James M. Osterhoff and R. Byron Pipes.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                   ANNUAL COMPENSATION               -------------------------------------
                                          --------------------------------------          AWARDS              PAYOUTS
                                                                                     ----------------     ----------------
                                                                    OTHER ANNUAL        SECURITIES
                                           SALARY       BONUS       COMPENSATION        UNDERLYING          LTIP PAYOUTS
 NAME AND PRINCIPAL POSITION     YEAR       ($)          ($)            ($)          OPTIONS/SARS (8)         ($) (9)
--------------------------------------------------------------------------------------------------------------------------
J. B. Yasinsky                   1995     $593,333      425,000(2)          --            150,000                   --
 Chairman,                       1994      501,667      650,000(3)      27,462(6)         150,000                   --
 Chief Executive Officer         1993       38,333(1)   500,000(4)      24,233(7)         100,000                   --
 and President
R. I. Ramseier                   1995      296,732      250,000       $ 16,000(5)          45,000                   --
 Executive Vice President;       1994      290,004      110,000         20,000(6)          75,000                   --
 President, Aerojet-General      1993      279,041      142,000             --              8,000               68,701
 Corporation
M. L. Isles                      1995      310,000      180,000             --             45,000                   --
 Executive Vice President        1994      284,244      135,000         18,578(6)          75,000                   --
                                 1993      258,333      120,000            354(7)           9,000                   --
W. E. Bachman                    1995      290,000      150,000             --             45,000                5,255
 Executive Vice President        1994      241,442      120,000         16,089(6)          75,000                   --
                                 1993      162,375       90,000         14,769(7)           8,000                1,857
D. M. Steuert                    1995      242,500      150,000(2)          --             40,000                   --
 Senior Vice President and       1994      228,333      125,000         10,000(6)          60,000                   --
 Chief Financial Officer         1993      218,667      114,000             --              7,500                   --


                                ALL OTHER
                               COMPENSATION
 NAME AND PRINCIPAL POSITION   ($) (10)(11)
-----------------------------
J. B. Yasinsky                   $ 40,470
 Chairman,                         21,647
 Chief Executive Officer               --
 and President
R. I. Ramseier                     34,422
 Executive Vice President;         32,107
 President, Aerojet-General        32,937
 Corporation
M. L. Isles                        36,493
 Executive Vice President          32,600
                                   30,283
W. E. Bachman                      25,209
 Executive Vice President          19,458
                                   15,536
D. M. Steuert                      24,795
 Senior Vice President and         23,257
 Chief Financial Officer           20,120

---------------

 (1) Salary paid to Mr. Yasinsky for the period November 1, 1993 to November 30, 1993.

 (2) Messrs. Yasinksy and Steuert elected to have part of their 1995 incentive bonus amounts paid in shares of GenCorp Common Stock on February 1, 1996 based upon the closing price of Common Stock on January 31, 1996 as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal. Mr. Yasinsky received 6,350 shares and Mr. Steuert received 1,270 shares.

 (3) Includes a 1994 year-end payment of $350,000 and a one-time payment of $300,000 pursuant to Mr. Yasinsky's employment agreement to compensate for loss of a 1993 bonus from his former employer. This latter amount is reported in the Bonus column of the table pursuant to a Securities and Exchange Commission interpretation.

 (4) One-time payment pursuant to Mr. Yasinsky's employment agreement intended to compensate for the loss or forfeiture of payments, benefits or entitlements under plans and programs of his former employer, such as long term incentive compensation and stock options. This amount is reported in the Bonus column of the table pursuant to a Securities and Exchange Commission interpretation.

 (5) Amount shown for Mr. Ramseier represents a cash allowance in lieu of a Company provided automobile. Perquisites and other personal benefits provided to the named executive officers during 1995, 1994 and 1993 did not exceed disclosure thresholds established by the Securities and Exchange Commission.

 (6) Amounts shown for Messrs. Isles, Ramseier, Bachman and Steuert represent cash allowances in lieu of Company-provided automobiles. Amount shown for Mr. Yasinsky includes an $11,151 reimbursement for taxes payable in connection with relocation and a $16,311 automobile allowance.

 (7) Amount shown for Mr. Isles represents reimbursement for taxes paid in connection with use of the corporate aircraft, and in the case of Messrs. Yasinsky and Bachman, in connection with relocation.

                                        9

 (8) Represents the number of shares of GenCorp Common Stock underlying options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan.

 (9) Represents the value of awards granted in years prior to 1993 which were paid pursuant to payment elections filed by the executive at the time of grant under the Company's Stock Incentive Compensation Plan, a predecessor to the Company's Long Term Incentive Program. The ultimate value of prior awards under the Stock Incentive Compensation Plan is dependent upon the market value of GenCorp Common Stock at the payment date.

(10) Includes amounts accrued as dividend and interest earnings on prior years' awards under the Company's Stock Incentive Compensation Plan. Prior to July 1995, dividends were accrued on phantom shares credited to the executive's account at the same rate as dividends paid on Common Stock. On July 13, 1995, phantom shares were converted to actual shares of Common Stock at the rate of one share of Common Stock for each credited phantom share, and the Common Stock was then credited to the executive's account in the trust fund for the Plan. Subsequent to July 13, 1995, dividends declared on Common Stock are credited to the executive's account in the trust fund as an additional number of shares determined by dividing the aggregate amount of the dividend by the market value of Common Stock on the dividend date. The actual value of the shares distributed on a future payment date will be equal to the market value of Common Stock on such future payment date. In the case of Messrs. Isles, Ramseier and Bachman, interest at a rate equal to that earned by the Interest Income Fund of the GenCorp Savings Plan is credited to the executive's account in respect of awards attributable to years prior to 1987. Amounts accrued during 1995, and the number of shares attributable thereto, were: Roger I. Ramseier $16,471 (509 shares); Marvin
     L. Isles $17,785 (584 shares); William E. Bachman $6,759 (397 shares) and
     D. Michael Steuert $8,257 (663 shares). John B. Yasinsky did not participate in the Plan.

(11) Includes Company contributions to the executive's account in the GenCorp Retirement Savings Plan and, where applicable, the amount credited to the executive's account in the Company's Benefits Restoration Plan, a nonfunded plan which restores to the individual's account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code of 1986 ("Code") on contributions and includable compensation under qualified plans. Amounts credited during 1995 were: John B. Yasinsky $40,470, Roger I. Ramseier $17,951, Marvin L. Isles $18,708, William E. Bachman $18,450 and D. Michael Steuert $16,538.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                                                                             REALIZABLE
                                                                                                              VALUE AT
                                                                                                              ASSUMED
                                                                                                            ANNUAL RATES
                                                                                                                 OF
                                                                                                            STOCK PRICE
                                                                                                            APPRECIATION
                                                                                                             FOR OPTION
                                                                                                                TERM
                                                                                                                (TEN
                                  INDIVIDUAL GRANTS                                                         YEARS)(3)(4)
-----------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF
                           SECURITIES      PERCENT OF TOTAL
                           UNDERLYING        OPTIONS/SARS
                          OPTIONS/SARS        GRANTED TO        EXERCISE OR
                            GRANTED           EMPLOYEES          BASE PRICE      EXPIRATION
         NAME                (#)(1)         IN FISCAL YEAR      ($/SHARE)(2)        DATE        0% ($)         5% ($)
-----------------------------------------------------------------------------------------------------------------------------
John B. Yasinsky             150,000             13.92%              11.25          9-8-05       $ -0-      $  1,061,260
Roger I. Ramseier             45,000              4.18%              11.25          9-8-05         -0-           318,378
Marvin L. Isles               45,000              4.18%              11.25          9-8-05         -0-           318,378
William E. Bachman            45,000              4.18%              11.25          9-8-05         -0-           318,378
D. Michael Steuert            40,000              3.71%              11.25          9-8-05         -0-           283,003
All Shareholders(5)              N/A               N/A                 N/A             N/A         -0-       236,367,883
-----------------------------------------------------------------------------------------------------------------------------


------------------------------------

         NAME              10%($)
------------------------------------
John B. Yasinsky        $  2,689,440
Roger I. Ramseier            806,832
Marvin L. Isles              806,832
William E. Bachman           806,832
D. Michael Steuert           717,184
All Shareholders(5)      599,002,622
------------------------------------

                                       10

(1) Non-qualified stock options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan ("Plan") for the number of shares of GenCorp Inc. Common Stock indicated. No Stock Appreciation Rights were granted in 1995. Options granted September 8, 1995 become exercisable 25% on March 7, 1996, 25% on September 8, 1996, 25% on September 8, 1997 and 25% on September 8, 1998.

(2) Exercise price equals the closing market price of GenCorp Common Stock on the date of grant as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal.

(3) The 0%, 5% and 10% appreciation over 10 years' option valuation method assumes a stock price of $11.25, $18.33 and $29.18, respectively, at September 8, 2005.

(4) The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No gain can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately. A 0% appreciation in stock price will result in zero dollars for an optionee.

(5) Based upon 33,408,583 shares of GenCorp Common Stock outstanding on February 1, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                       SHARES                      OPTIONS/SARS AT FISCAL YEAR     MONEY OPTIONS/SARS AT FISCAL
                      ACQUIRED                              END(#)(1)                      YEAR END ($)
                         ON            VALUE       ----------------------------    ----------------------------
       NAME          EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
John B. Yasinsky           -0-            -0-        150,000         250,000             -0-             -0-
Roger I. Ramseier          -0-            -0-         43,500          84,500             -0-             -0-
Marvin L. Isles            -0-            -0-         44,250          84,750             -0-             -0-
William E. Bachman         -0-            -0-         43,500          84,500             -0-             -0-
D. Michael Steuert         -0-            -0-         35,625          71,875             -0-             -0-

---------------

(1) No SARs have been issued under the Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER NON-
                                NUMBER OF         OTHER PERIOD         STOCK PRICE-BASED PLANS(2.;3.
                              SHARES, UNITS          UNTIL          ------------------------------------
                                   OR            MATURATION OR      THRESHOLD      TARGET       MAXIMUM
          NAME                OTHER RIGHTS           PAYOUT            ($)           ($)          ($)
--------------------------------------------------------------------------------------------------------
John B. Yasinsky                     (1)             3 Years        $152,750      $305,500      $610,000
Roger I. Ramseier                    (1)             3 Years          68,342       136,683       273,366
Marvin L. Isles                      (1)             3 Years          61,250       122,500       245,000
William E. Bachman                   (1)             3 Years          55,000       110,000       220,000
D. Michael Steuert                   (1)             3 Years          39,250        78,500       157,000

---------------

(1) Indicates awards under the GenCorp Inc. Long Term Incentive Program ("Program") pursuant to which key employees designated by the Compensation Committee may receive incentive payments equal to specified percentages of average annual compensation upon attainment of

                                       11

    specified threshold, target or maximum levels of financial performance ("performance goals") over a three-year performance period. For the 1995-1997 performance period threshold, target and maximum performance goals are designated percentages of Corporate Return on Assets Employed ("ROAE"). No payments are made under the Program if financial performance for the performance period falls below threshold levels.

(2) Percentages of average annual compensation (determined for the three-year performance period) payable to participants upon attainment of performance goals for the 1995-1997 performance period are as follows:

                                               THRESHOLD     TARGET     MAXIMUM
                                               ---------     ------     -------
               Chairman, CEO and President         15%         30%        60%
               Executive Vice Presidents         12.5%         25%        50%
               Senior Vice Presidents              10%         20%        40%

(3) Future payouts, if any, will be calculated on the basis of actual average annual compensation (salary and bonus) paid to the participant during the three-year performance period. For purposes of the table above, estimated future payouts have been calculated on the basis of the participant's 1995 fiscal year salary and bonus shown in the Summary Compensation Table on page 9.


                                PENSION BENEFITS

  The Company's salaried pension plans include several formulas for the determination of benefits, and require that the formula providing the highest benefit be utilized to determine an individual employee's actual benefit. Benefits for Messrs. Ramseier, Isles, Bachman and Steuert have been determined pursuant to a formula which utilizes five-year average compensation for years of service prior to December 1, 1996 and a career average formula for service from December 1, 1996 to normal retirement. The benefit for Mr. Yasinsky has been determined pursuant to the terms of his employment agreement. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

                                                               ESTIMATED
                                         APPROXIMATE        ANNUAL BENEFITS
                                      YEARS OF CREDITED        PAYABLE AT
                                         SERVICE AT              NORMAL
                   NAME               NORMAL RETIREMENT      RETIREMENT(1)
        ---------------------------------------------------------------------
        John B. Yasinsky(2)                   41                $567,910
        Roger I. Ramseier                     40                 256,486
        Marvin L. Isles                       31                 204,368
        William E. Bachman                    44                 195,477
        D. Michael Steuert                    27                 169,308


---------------

(1) Retirement benefits shown in the table for Messrs. Isles, Bachman and Steuert were calculated pursuant to the terms of the Pension Plan for Salaried Employees of GenCorp Inc. (the "GenCorp Pension Plan"). Mr. Ramseier's benefit was calculated pursuant to the Aerojet-General Corporation Consolidated Pension Plan (the "Aerojet Pension Plan"). The formulas utilized to calculate the benefits set forth above (except as to Mr. Yasinsky) reflect amendments required by the Tax Reform Act of 1986. There is no offset for Social Security payments. Mr.

                                       12

    Yasinsky's retirement benefit has been determined pursuant to the supplemental pension provisions of his employment agreement described on page 14.

    The benefits shown are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 1995 and that the pension plan under which such estimated benefit is calculated will remain unchanged. Benefits for Messrs. Ramseier, Isles, Bachman and Steuert have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 1996 of (i) 1.125% of five-year average compensation ("average compensation") up to the average Social Security wage base ("ASSWB") plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and
    (ii) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 1996 (i) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (ii) after attainment of 35 years of service, 2.0% of annual compensation. The benefits shown in the table have not been reduced to reflect either (i) the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Code, or (ii) a plan's own exclusions from includable compensation, such as amounts deferred under the Company's Deferred Bonus Plan, since the amount of any such reductions will be restored to the individual pursuant to the terms of the Company's Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of the Company.

(2) Mr. Yasinsky's benefit is the product of (i) total years of service (including 30 years credited upon Mr. Yasinsky's employment with the Company, plus additional years accrued as an employee until age 65), (ii) 1.47%, and (iii) the average of his five highest years of compensation (salary and year-end payment only) during the ten years preceding retirement. Under the terms of Mr. Yasinsky's employment agreement, amounts determined pursuant to the foregoing formula will be paid out of Company funds and will be offset by any payments made from the GenCorp Pension Plan and the pension plan of his prior employer.


                            ------------------------

COMPENSATION OF DIRECTORS

  Each nonemployee director receives (a) a retainer of $22,000 per year, (b) $850 for each Board meeting attended, (c) $425 for each meeting of a Committee of the Board held on the same date as a Board meeting and (d) $850 for each meeting of a Committee of the Board held on any day other than a Board meeting date. Members of the Audit Committee receive $850 for each Committee meeting regardless of the date of the meeting. In addition, nonemployee directors who serve as Chairman of a Committee of the Board receive an annual fee of $2,000 in consideration of such service.

  In November 1994, in lieu of an increase in the annual retainer (which has not changed since 1987) and in order to further align the interests of the directors with the interests of the Company's shareholders, each nonemployee director received a one-time grant of one thousand restricted shares of GenCorp Common Stock pursuant to the terms of a Restricted Stock Agreement between the director and the Company. The restricted shares vest two hundred at the date of grant and two hundred on each of the next four anniversaries of the grant date. Dividends on all one thousand shares are automatically reinvested through the Company's Dividend Reinvestment Program (unless a director opts out), and all shares may be voted, but ownership may not be transferred until service on the Board terminates. Unvested shares would be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting would be accelerated in the event of death, disability or retirement pursuant to the Company's Retirement Plan for Nonemployee Directors described below. Nonemployee directors joining the Board since November 1994 have also received a one-time grant of one thousand restricted shares subject to the same terms upon their appointment to the Board.

  Each nonemployee director who terminates his or her service on the Board after at least sixty months of service will receive an annual retirement benefit equal to the retainer in effect on the date such director's service terminates, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual's months of service as a director, or
(b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director's surviving spouse or other designated beneficiary, if any, or to the retired director's estate.

  Under the Board's retirement policy, a director's term of office expires at the annual meeting following his or her seventy-second birthday regardless of the term of the class for which such director was last elected.

  Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Under the terms of an October 18, 1993 employment agreement, Mr. Yasinsky may elect to terminate his employment and receive (a) a termination payment equal to two times the sum of (i) his annual base salary at the time of termination and
(ii) his year-end payment for the last completed fiscal year preceding termination, and (b) a supplemental pension determined as described in footnote
(2) on page 13 if the directors remove him from the position of Chairman and CEO prior to age 65 for any reason other than for "cause" as defined in the agreement. The agreement also provides that Mr. Yasinsky will participate in the GenCorp Pension Plan, and will be entitled to a supplemental pension at any time after age 62, offset by the amount of any pension payments made from the GenCorp Pension Plan and any pension payment received from his former employer. In the event of death prior to electing a payment option, the supplemental pension will be paid to Mr. Yasinsky's surviving spouse for her life, calculated as if he had attained age 62, retired, and elected a joint and 100% survivor annuity. In the event of disability prior to age 62, the Company will pay Mr. Yasinsky an amount equal to 60% of his base monthly salary (offset for payments received under Social Security) until eligible for supplemental pension benefits at age 62.

  Severance agreements between the Company and Messrs. Yasinsky, Ramseier, Isles, Bachman and Steuert and five additional executive officers provide for payment of an amount equal to 125% of base salary multiplied by a factor of 3 if the executive officer's employment should terminate for any reason other than death, disability, willful misconduct or retirement within three years after a change in control as such term is defined in the agreements. Mr. Yasinsky's agreement includes an additional provision which requires that any amount which may become payable under his severance agreement be offset by any amount which may be paid under his employment agreement as a result of the termination of his employment due to a change in control. The severance agreements renew annually un-less terminated pursuant to provisions included therein.

ORGANIZATION & COMPENSATION COMMITTEE FUNCTION

  The Committee advises and recommends to the Board of Directors the total compensation of the Chairman of the Board, Chief Executive Officer and President. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes salary (base pay) and incentive bonuses for the executive officers of the Company elected or appointed by the Board, other than those named above, and the base pay and incentive bonuses of the principal executives of the consolidated Company are subject to ratification by the Committee. The Committee also administers the Company's long-term incentive and deferred compensation plans and makes recommendations to the directors concerning such plans. Further information regarding the functions of the Organization & Compensation Committee appears on page 7.

ORGANIZATION & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Organization & Compensation Committee ("Committee") of the Board is composed entirely of nonemployee directors. Current Committee members are Mr. Paul J. Phoenix, Committee Chairman, and Messrs. Charles A. Corry, William K. Hall, Robert D. Kunisch and James R. Stover. All nonemployee directors participate in decisions regarding the compensation of the Chairman and Chief Executive Officer. Therefore, Robert K. Jaedicke, Paul X. Kelley, Diane E. McGarry, James M. Osterhoff and R. Byron Pipes participate in decisions regarding Mr. Yasinsky's compensation.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

  The Committee is responsible for establishing the Company's executive compensation philosophy and the compensation of executives in accordance with that philosophy in a manner designed to attract and retain qualified, motivated executives and to closely align their financial interests with those of the Company's shareholders.

EXECUTIVE COMPENSATION STRUCTURE

  During fiscal 1995, executive compensation consisted of four components -- base pay, incentive bonus, options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan and an opportunity to participate in the GenCorp Inc. Long Term Incentive Program during the 1995-1997 performance period. No performance payments were made under the Long Term Incentive Program during 1995.

ANNUAL CASH COMPENSATION

  Annual Cash Compensation consists of two components: base pay and incentive bonus. Each year the Organization & Compensation Committee reviews historical information and current analyses from national executive compensation survey data provided by Hewitt Associates Total Compensation Database, Management Compensation Services Project 777, Towers Perrin Compensation Data Bank and other sources. The data identified for comparative purposes is derived from surveyed companies which are classified into industry segments similar to the ones in which GenCorp operates and adjusted to reflect comparable sales. The 50th percentile of this external compensation data is used for comparative purposes.

BASE PAY

  The level of base pay for the reported executives is generally targeted at the 50th percentile of competitive base pay. An analysis of competitive data indicated that an increase in these levels was appropriate for fiscal 1995. At its January 1995 meeting, the Organization & Compensation Committee reviewed the recommendations of management and, with the concurrence of the nonemployee directors with respect to Mr. Yasinsky, made base pay changes shown in the Summary Compensation Table on page 9.

INCENTIVE BONUSES

  Beginning with fiscal 1995, incentive bonuses are determined pursuant to the Company's Executive Incentive Compensation Program which was adopted by the Organization & Compensation Committee at its January 1995 meeting.

  The primary purpose of this pay for performance program is to reward executives for achievement of specific corporate objectives in four primary areas of responsibility: Financial Results, Continuous Improvement, Special Objectives and Leadership. Incentive bonus amounts are intended to vary in a consistent and predictable manner with the financial performance of the Company and its various business units and with the performance of the individual executive.

  Executives in positions which have significant scope, authority and significant impact on the Company's performance may be considered for participation. The named executive officers all participate in the program.

  Annually financial objectives for each operating unit are derived from stretch target goals established in the Annual Operating Plan (AOP). Continuous Improvement objectives are derived from the AOP and a comparison to prior year results. Special Objectives recognize activities that should be accomplished during the period to achieve results which may be outside of the direct measurements associated with Financial Results and Continuous Improvement. Typically Special Objectives relate to projects which will impact the other measures or strategic actions that will benefit the corporation over an extended period. Leadership measurement is directly linked to the observable Behavioral Expectations and leading beneficial change.

  Each participating executive will have a maximum incentive opportunity expressed as a percentage of base pay. Each of the four measurement categories:
Financial Results, Continuous Improvement, Special Objectives and Leadership will also be assigned a percentage, and the four categories will total 100%. This flexibility enables management to align the objectives for each executive with the critical focus items for each year.

  At the end of each year, management will prepare a written evaluation for each executive for each of the performance categories and recommend to the Committee a bonus commensurate with the performance achieved. The Financial Results category will yield no bonus if the threshold ROAE target for the fiscal year has not been achieved. In the Continuous Improvement category, no credit will be given for any item which has results that are lower than the prior year's actual achievement level.

  These calculation guidelines, with appropriate discretionary adjustments, form the basis for management's recommendations to the Organization & Compensation Committee.

LONG TERM INCENTIVE PROGRAM

  The Long Term Incentive Program has limited executive participation that includes the named executive officers. The purpose of the program is to motivate executives to achieve sustained improvement in predetermined performance objectives over a three-year period. At the July 1995 meeting, upon recommendation of the Organization & Compensation Committee, the nonemployee direc-tors adopted Return on Assets Employed as the specific performance measure for the consolidated Company and each business unit, and set threshold, target, and maximum achievement levels to be attained for the three-year fiscal period 1995-1997. These performance targets were set by the nonemployee directors after reviewing the strategic business plans of the Company. Potential earnings for the reported executives range from 10% to 60% of average Annual Cash Compensation. Additional data concerning the Program, including the percentages of compensation payable upon attainment of performance goals, can be found in the footnotes to the Long Term Incentive Plans -- Awards table on page 11.

STOCK OPTIONS

  The Company's philosophy is to respond to the interests of shareholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of shareholders. Hence, stock options are an important component of overall compensation.

  Stock options were granted in September 1995 to the named executive officers and fifteen additional executive officers of the Company. In determining the appropriate size of the individual option grants to be recommended, the Organization & Compensation Committee considered general management share ownership statistics and competitive data regarding stock option grant practices. The individual officer's position and ability to impact financial and strategic performance were also considered in arriving at the size of the 1995 grants which are reported in the Option Grants table on page 10.

ORGANIZATION & COMPENSATION COMMITTEE
POLICY WITH REGARD TO DEDUCTIBILITY OF
EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies. Management is currently reviewing final regulations respecting requirements for deductibility issued December 20, 1995 pursuant to Section 162(m), and will advise the Committee concerning their impact upon the Company's compensation programs, which contain both objective and discretionary elements. While the Committee wishes to maximize deductibility of certain compensation, the Committee does not believe that rigid compliance with these tax law requirements is necessarily always consistent with sound executive compensation practices and incentives intended to improve shareholder value. Consequently, the Committee reserves the right, in its discretion, to make incentive payments which may not qualify for deduction if an executive's compensation exceeds the $1 million limit.

By: The Organization & Compensation Committee of the Board of Directors:

P. J. Phoenix, Chairman
C. A. Corry
W. K. Hall
R. D. Kunisch
J. R. Stover

CEO COMPENSATION

  At its meeting on January 25, 1995, the Organization & Compensation Committee reviewed Mr. Yasinsky's compensation history and comparable CEO annual cash compensation data from the following executive compensation surveys: Hewitt Associates Total Compensation Database, Management Compensation Services Project 777 and Towers Perrin Compensation Data Bank. The Committee also considered data concerning historical executive compensation movement and trend projections. Based on the foregoing information and the recognition that Mr. Yasinsky is meeting expectations and providing effective strategic leadership, the Committee recommended to the nonemployee directors that base pay for Mr. Yasinsky be increased 7% to $600,000 for 1995.

  At its September 7, 1995 meeting, the Committee reviewed and considered survey data concerning CEO option awards published by Towers Perrin, Wyatt and the Conference Board. The Committee also considered Mr. Yasinsky's compensation history and prior option awards under the 1993 Stock Option Plan. After consideration of competitive award data at the 50th percentile of base pay and recognition that the 1995 grant would likely cover a two-year period, the Committee recommended to the nonemployee directors that Mr. Yasinsky be granted an option for 150,000 shares under the terms of the Plan. This award reflected the Committee's satisfaction with the CEO's overall performance and their recognition of his important future role in providing strategic leadership that is focused on creation of shareholder value.

  The incentive bonus for Mr. Yasinsky is determined after the close of the fiscal year pursuant to the Executive Incentive Compensation program discussed on page 16. CEO performance is evaluated in three categories: Financial Results (stretch objectives for sales, profit margin, return on assets employed and cash flow), Special Objectives (strategic related objectives intended to support future growth and improve the Company's overall performance potential) and Leadership Objectives (which evaluate performance in six categories... vision and corporate priorities, culture, strategic leadership, guidance and direction, communications and management development and succession planning). At its January 31, 1996 meeting, the Committee considered management's written evaluation regarding attainment of Corporate Financial Results, as well as Mr. Yasinsky's performance relative to his Special and Leadership Objectives. Overall the Committee is pleased with Mr. Yasinsky's progress with strategic change that is focused on achieving operational excellence and sustained shareholder value creating growth. Under Mr. Yasinsky's leadership net sales for the Company were about 2% above 1994, despite a 12.5% decline in Aerospace and Defense sales, and operating profit increased 5%, excluding unusual items and accounting changes for both 1995 and 1994. On the same basis, net income for the year improved 11% and return on assets employed increased from 8% to 8.7%. In addition, year-end debt was reduced to $404 million, the lowest level in three years. Progress was also evident in the areas of improved productivity and economic value added, reduced quality costs and enhanced workplace safety. The Committee is especially pleased with Mr. Yasinsky's leadership in quantifying the Company's vision, establishing challenging standards for continuing performance improvement, and his strategic plan to stimulate growth that creates enhanced shareholder value, which is summarized by him in his Letter to Shareholders in the 1995 Annual Report. After utilizing the specific formula and other terms of the Program, the Committee determined that it would recommend to the nonemployee directors that Mr. Yasinsky receive an incentive bonus of $425,000, and that pursuant to Mr. Yasinsky's request, that $125,000, or 29%, after tax withholding, be paid in GenCorp Common Stock.

  The foregoing recommendations were approved by the nonemployee directors.

By: The nonemployee members of the Board of Directors:

C. A. Corry                   D. E. McGarry
W. K. Hall                    J. M. Osterhoff
R. K. Jaedicke                P. J. Phoenix
P. X. Kelley                  R. B. Pipes
R. D. Kunisch                 J. R. Stover

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company's Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor's Diversified Industrials Index and the Standard & Poor's 500 Composite Stock Price Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
      AMONG GENCORP, S&P 500 INDEX, AND S&P DIVERSIFIED INDUSTRIALS INDEX

      MEASUREMENT PERIOD                                         S&P DIVERSI-
    (FISCAL YEAR COVERED)           GENCORP         S&P 500       FIED INDS.
1990                                 100             100             100
1991                                 183             120             119
1992                                 202             143             139
1993                                 275             157             167
1994                                 215             159             171
1995                                 256             217             251

     Chart depicts the value, on the November 30 of the specified year, of $100 invested on November 30, 1990 in GenCorp Common Stock, the S&P 500 Index, and the S&P Diversified Industrials Index.

                                         1990     1991     1992     1993     1994     1995
                                         ----     ----     ----     ----     ----     ----
GENCORP                                  $100     $183     $202     $275     $215     $256
S&P 500                                  $100     $120     $143     $157     $159     $217
S&P DIVERSIFIED INDUSTRIALS              $100     $119     $139     $167     $171     $251

                      APPOINTMENT OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the March 27, 1996 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 1996.

  If the Board's appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their employment is discontinued, the Board will appoint other independent auditors whose continued employment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

  Ernst & Young representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

  The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of Ernst & Young LLP unless a contrary choice is indicated.

  The Board of Directors recommends a vote FOR ratification of the appointment of independent auditors.

                                 OTHER BUSINESS

 The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy, pursuant to discretionary authority conferred thereby, to vote the proxy, in accordance with their best judgment on such matters.

                              GENERAL INFORMATION

SUBMISSION OF SHAREHOLDER PROPOSALS

  If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's Annual Meeting, any such proposal must be received on or before October 17, 1996 at the Company's offices located at 175 Ghent Road, Fairlawn,
OH 44333, Attention: Secretary.

SOLICITATION EXPENSE

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview, telephone and telegraph. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals. The Company has also made arrangements with Georgeson & Company Inc., New York, NY, to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of normal expenses.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors,

                                            EDWARD R. DYE, Secretary
February 14, 1996

                                       GENCORP INC.

                         175 GHENT ROAD  --  FAIRLAWN, OHIO 44333

                          -------------------------------------

            PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD
                                       OF DIRECTORS

                           -------------------------------------

 P              The undersigned hereby appoints JOHN B. YASINSKY, D. MICHAEL
            STEUERT and EDWARD R. DYE, and each of them, his proxy, with power of substitution, to vote all shares of Common Stock of GenCorp Inc.
 R          which the undersigned is entitled to vote at the Annual Meeting of
            Shareholders to be held at the Akron West Hilton Inn, 3180 West
            Market Street, Akron, Ohio 44333 on March 27, 1996, and any
 O          adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other
 X          business referred to in Item 3:

                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
 Y BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN
            ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE PROXYHOLDERS' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1999
               ANNUAL MEETING.

               FOR ALL nominees listed below                            WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /             to vote for all nominees listed below / /


                 Charles A. Corry, William K. Hall, Robert K. Jaedicke and
                                     Robert D. Kunisch

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)





           2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

                                 / / FOR        / / AGAINST        / / ABSTAIN

           3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

               Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

                                              [ARROW]  PLEASE INDICATE ANY
                                                       CHANGE IN ADDRESS


 P                                             DATE:...................., 1996

 R                                             ...............................
                                               Signature
 O
                                               ...............................
 X                                             Signature if held jointly

 Y PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             CONFIDENTIAL VOTING INSTRUCTIONS

                    TO: MELLON BANK, N.A., TRUSTEE FOR THE GENCORP INC.
                             SAVINGS AND PROFIT SHARING PLANS

P               I hereby authorize the Trustee to vote (or cause to be voted)
            all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Retirement
R Savings Plan and/or the GenCorp Profit Sharing Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 27, 1996, and
O at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other
X           business referred to in Item 3:
            (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                         COMPANY)
Y
                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
            BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEE'S JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1999
               ANNUAL MEETING.

               FOR ALL nominees listed below                            WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /             to vote for all nominees listed below / /

                Charles A. Corry, William K. Hall, Robert K. Jaedicke and
                                   Robert D. Kunisch

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)


            2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

                                  / / FOR        / / AGAINST        / / ABSTAIN

            3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                Please sign exactly as name appears below. YOUR SHARES MAY NOT
            BE VOTED BY THE TRUSTEE UNLESS YOU SIGN AND RETURN THIS CARD SO THAT IT WILL REACH THE TRUSTEE NOT LATER THAN MARCH 25, 1996.

P                                               [ARROW] PLEASE INDICATE ANY
                                                        CHANGE IN ADDRESS
R
                                                DATE:...................., 1996
O
                                                ...............................
X                                               Signature

Y PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

                                                       MELLON BANK, N.A.
                                                       C/O GENCORP INC.

                             CONFIDENTIAL VOTING INSTRUCTIONS

              TO: ROYAL TRUST CORPORATION OF CANADA, TRUSTEE FOR THE GENCORP
                                 CANADA INC. SAVINGS PLAN

P               I hereby authorize the Trustee to vote (or cause to be voted)
            all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Canada Inc.
R           Savings Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio
            44333 on March 27, 1996, and at any adjournments thereof, and
O           direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:
X           (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                         COMPANY)

Y               THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
            BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEE'S JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1999
               ANNUAL MEETING.

               FOR ALL nominees listed below                            WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /             to vote for all nominees listed below / /

                Charles A. Corry, William K. Hall, Robert K. Jaedicke and
                                   Robert D. Kunisch

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)



            2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

                                  / / FOR        / / AGAINST        / / ABSTAIN

            3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                Please sign exactly as name appears below. YOUR SHARES MAY NOT
            BE VOTED BY THE TRUSTEE UNLESS YOU SIGN AND RETURN THIS CARD SO THAT IT WILL REACH THE TRUSTEE NOT LATER THAN MARCH 25, 1996.

P                                               [ARROW] PLEASE INDICATE ANY
                                                        CHANGE IN ADDRESS
R
                                                DATE:...................., 1996
O
                                                ...............................
X                                               Signature

Y                                               PLEASE SPECIFY CHOICES, SIGN,
                                                DATE AND RETURN IN THE ENCLOSED
                                                ENVELOPE.

                             CONFIDENTIAL VOTING INSTRUCTIONS

                           TO: THE TRUSTEE FOR THE GENCORP INC.
                             STOCK INCENTIVE COMPENSATION PLAN

P               I hereby authorize the Trustee to vote (or cause to be voted)
            all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Incentive Compensation Plan
R           Trust at the Annual Meeting of Shareholders to be held at the Akron
            West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on
            March 27, 1996, and at any adjournments thereof, and direct the
O           Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:
X           (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                         COMPANY)

Y               THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED
            BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEE'S JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

            1. ELECTION OF DIRECTORS TO A THREE-YEAR TERM EXPIRING AT THE 1999
               ANNUAL MEETING.

               FOR ALL nominees listed below                            WITHHOLD AUTHORITY
               (except as marked to the contrary below) / /             to vote for all nominees listed below / /

                 Charles A. Corry, William K. Hall, Robert K. Jaedicke and
                                    Robert D. Kunisch

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            -------------------------------------------------------------------

                (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)


            2. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

                                  / / FOR        / / AGAINST        / / ABSTAIN

            3. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                Please sign exactly as name appears below. YOUR SHARES MAY NOT
            BE VOTED BY THE TRUSTEE UNLESS YOU SIGN AND RETURN THIS CARD SO THAT IT WILL REACH THE TRUSTEE NOT LATER THAN MARCH 25, 1996.

P                                               [ARROW] PLEASE INDICATE ANY
                                                        CHANGE IN ADDRESS
R
                                                DATE:...................., 1996
O
                                                ...............................
X                                               Signature

Y PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.